UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2022

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
114 5th Avenue, 15th Floor
New York, New York 10011
(Address of principal executive offices)

(212) 503-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2022, Ziff Davis, Inc. (formerly known as J2 Global, Inc.) (the “Company”) entered into employment agreements with each of (i) Vivek Shah, President and Chief Executive Officer, (ii) Bret Richter, Chief Financial Officer and (iii) Jeremy D. Rossen, Executive Vice President, General Counsel and Secretary (each an “Employment Agreement”).
Employment Agreement with Mr. Vivek Shah
The term of Mr. Shah’s Employment Agreement commenced on June 13, 2022 (the “Effective Date”) and will continue until the earlier of (i) the three (3) year anniversary of the Effective Date (such three (3) year period, the “Initial Term”) and (ii) the termination of Executive’s employment with the Company for any reason. Following the Initial Term, the period of Executive’s employment pursuant to the Employment Agreement will be extended automatically for one (1) year periods (each successive one (1) year period, a “Renewal Term”) unless either party notifies the other party of nonrenewal at least three hundred sixty-five (365) days prior to the end of the Initial Term or the then current Renewal Term, as applicable (the Initial Term and the Renewal Term collectively referred to as the “Employment Period”). Mr. Shah’s Employment Agreement provides for an annual base salary of $1,000,000 and a current annual target bonus opportunity of 100% of Mr. Shah’s annual base salary. During the Employment Period, Mr. Shah will be eligible to participate in any long-term incentive compensation plans generally made available to senior executives of the Company and will also be entitled to participate in the Company’s benefit plans and programs made available to the Company’s employees generally, as such plans and programs may be in effect from time to time.
Under Mr. Shah’s Employment Agreement, if Mr. Shah’s employment with the Company is terminated by the Company other than for “cause” (as defined in the Employment Agreement), or by Mr. Shah for “good reason” (as defined in the Employment Agreement) and such termination is within three (3) months prior to or within two (2) years following a “change in control” of the Company (as defined in the Employment Agreement) (a “Qualifying CIC Termination”), then Mr. Shah shall be entitled to receive (i) a cash severance amount equal to three (3) times the sum of Mr. Shah’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Mr. Shah’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the Company’s j2 Global, Inc. 2015 Stock Option Plan (or any successor plan) (the “Stock Plan”) and the applicable award agreements thereunder. If such termination is not a Qualifying CIC Termination, Mr. Shah shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of his then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination and (iii) continued medical benefits for eighteen (18) months. The foregoing severance benefits are subject to Mr. Shah’s execution and non-revocation of a general release of claims in favor of the Company.
Mr. Shah’s Employment Agreement contains restrictive covenants by Mr. Shah, including a perpetual confidentiality covenant and an employee and customer non-solicitation covenant that applies during the Employment Period and for the one (1) year period following the termination of Mr. Shah’s employment for any reason.
Employment Agreements with Messrs. Bret Richter and Jeremy D. Rossen
The terms of Messrs. Richter’s and Rossen’s Employment Agreements also commenced on the Effective Date and will continue until the earlier of (i) the three (3) year anniversary of the Effective Date and (ii) the termination of Executive’s employment with the Company for any reason. Following the Initial Term, the period of Executive’s employment pursuant to the Employment Agreement will be extended automatically for one (1) year periods unless either party notifies the other party of nonrenewal at least three hundred sixty-five (365) days prior to the end of the Initial Term or the then current Renewal Term, as applicable. Mr. Richter’s Employment Agreement provides for an annual base salary of $625,000 and an annual target bonus opportunity of $625,000. Mr. Rossen’s Employment Agreement provides for an annual base salary of $475,000 and an annual target bonus opportunity of $300,000. During the Employment Period, each of Messrs. Richter and Rossen will be eligible to participate in any long-term incentive compensation plans generally made available to senior executives of the Company and will also be entitled to participate in the Company’s benefit plans and programs made available to the Company’s employees generally, as such plans and programs may be in effect from time to time.
Under Messrs. Richter’s and Rossen’s Employment Agreements, upon a Qualifying CIC Termination, Messrs. Richter or Rossen, as applicable, shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of Messrs. Richter’s or Rossen’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Messrs. Richter’s or Rossen’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the Stock Plan and the applicable award agreements thereunder. If such termination is not a Qualifying CIC Termination, Messrs. Richter or Rossen, as the case may be, shall be entitled to receive (i) a cash severance amount equal to one (1) times the sum of his then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for twelve (12) months and (iv) equity vesting benefits, whereby Messrs. Richter’s or Rossen’s outstanding and unvested time-based awards that would have been vested during the twelve (12) month period following the executive’s termination date shall vest in full and the executive’s then outstanding and unvested performance-based equity awards will remain outstanding and eligible to vest during the twelve (12) months following the applicable termination date. The foregoing severance benefits are subject to Messrs. Richter’s or Rossen’s, as the case may be, execution and non-revocation of a general release of claims in favor of the Company.
Messrs. Richter’s and Rossen’s Employment Agreements contain restrictive covenants by Messrs. Richter and Rossen, including a perpetual confidentiality covenant, an employee and customer non-solicitation covenant that applies during the Employment Period and for the one (1) year period following the termination of such executive’s employment for any reason as well as non-competition covenants that restrict such executive’s ability to engage in competitive activities during the Employment Period and for the six (6) month period following the termination of such executive’s employment for any reason, except that the non-competition covenant will not apply if Messrs. Richter or Rossen, as the case may be, voluntarily resigns without good reason.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Ziff Davis, Inc. and Vivek Shah, effective as of June 13, 2022
10.2	Employment Agreement between Ziff Davis, Inc. and Bret Richter, effective as of June 13, 2022
10.3	Employment Agreement between Ziff Davis, Inc. and Jeremy D. Rossen, effective as of June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	June 15, 2022	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary